Exhibit 10.8
BURFORD CAPITAL LIMITED 2021 NON-EMPLOYEE DIRECTORS’ SHARE PLAN
ORDINARY SHARE AWARD AGREEMENT
BURFORD CAPITAL LIMITED, an entity incorporated in Guernsey as a company limited by shares under registration number 50877 (the “Company”), hereby grants to the Participant named below an award (the “Award”) of shares of the Company’s ordinary shares of no par value (the “Shares”). The terms and conditions of the Award are set forth in this Award Agreement (the “Agreement”) and the Burford Capital Limited 2021 Non-Employee Directors’ Share Plan (the “Plan”), which is attached hereto as Exhibit A.

ORDINARY SHARE AWARD AGREEMENT

Date of Award [date]	Participant’s Name [name]

Number of Shares    [number]

Restrictions	Subject to the terms and conditions of this Agreement and the Plan, the Participant shall be prohibited from selling or otherwise disposing of or transferring the Shares (or any interest in the Shares) until the earlier of: (i) the third anniversary of the Date of Award and (ii) the Participant’s termination of directorship of the Company (the “Restricted Period”). The Participant appoints the Company as attorney-in-fact to take all steps that it determines, in its sole discretion, to be necessary to enforce the terms of the Agreement, which may include forfeiture of shares and/or proceeds from an impermissible sale, specific performance, termination of directorship, and monetary damages.

These restrictions, as well as the other terms of the Agreement, are of material importance to the Company. The Company reserves all rights at law and at equity (including specific performance) in the event of a breach of any restrictions or terms hereunder.
The Participant shall be the owner of record of the Shares granted under this Award and shall have all rights of a shareholder of the Company.

The provisions of the Plan are incorporated herein by reference. All capitalised terms that are not defined in this Agreement have the meanings set forth in the Plan. Except as otherwise expressly provided in this Agreement, in case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Please (i) review the rest of this Agreement and the Plan document, and (ii) execute this Agreement by signing below. By signing below, you agree to be bound by the terms and conditions of this Agreement.

BURFORD CAPITAL LIMITED

By______________

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

______________________________                ______________________
Participant’s Signature                    Date

The following additional terms and conditions apply to the Award and are a part of the Agreement:

Participant Taxation
The Participant is solely responsible for all taxes owed in respect of the Award, in all jurisdictions that claim a right to taxes in respect of the Award, without regard to withholding or reporting.
Without limiting the generality of the foregoing, a Participant who is subject to tax in the United Kingdom agrees, as a condition of the Award, that it shall enter into a joint election with the Company pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in the form approved by HMRC in relation to the Shares granted to the Participant within 14 days of the Date of the Award.

Compliance with Local Laws	The Participant agrees to take any and all actions, and consents to any and all actions taken by the Company as may be required to allow the Company to comply with local laws, rules and regulations in the Participant’s country of residence. This includes, where relevant, the Participant’s agreement, as a condition of the Award, to repatriate all payments attributable to the Award in accordance with local foreign exchange rules and regulations in the Participant’s country of residence.
Discretionary Nature of Award
The Participant acknowledges and agrees that the Plan is discretionary in nature. The grant of the Award under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Shares or other benefits in lieu thereof in the future.

Value of Benefit
The future value of the Award is unknown and cannot be predicted with certainty. The Company shall not be liable for any changes to the value of the Shares, any foreign exchange rate fluctuation or other factors that may affect the value of the Award, or the subsequent sale of any Shares.

No Public Offering
The grant of the Award is not intended to be a public offering of securities outside of the United States. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities. No employee or agent of the Company or its subsidiaries or affiliates is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or to provide the Participant with any legal, tax or financial advice with respect to the grant of the Award. The acquisition of Shares involves certain risks, and the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition and disposition of Shares under the Plan. Further, the Participant should carefully review all of the materials related to the Award and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisers for professional advice in relation to the Participant’s personal circumstances.

Insider Trading Laws
By participating in the Plan, the Participant expressly agrees to comply with the Company’s insider trading policies and all other applicable policies, laws and regulations regarding insider trading, market abuse and personal account dealing.

Electronic Delivery
The Company may, in its sole discretion, decide to deliver any documents related to the Award or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Successors and Assigns
The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors or administrators.

Additional Requirements
The Company reserves the right to impose other requirements on the Award, the Shares and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

Severability
The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

Interpretation and Construction
This Agreement and the Plan shall be construed and interpreted by the Plan’s Administrator (as defined in the Plan), in its sole discretion. Any interpretation or other determination by the Plan’s Administrator (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.
All determinations regarding enforcement, waiver, modification, and cancellation and rescission of this Agreement and the Plan shall be made in the Administrator’s sole discretion. Determinations made under this Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

Data Privacy
In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan and the Agreement. These recipients may be located outside of the European Economic Area or the United Kingdom, including in the United States. Please refer to the Company’s Privacy Notice to UK Staff from time to time in place for more details about how your personal data is processed.

Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and interpreted in accordance with, English law. All disputes arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules shall be deemed to be incorporated by reference into this Agreement. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. The governing law shall be the substantive law of England.

Entire Understanding
This Agreement and the terms of the Plan constitute the entire understanding between the Participant and the Company regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.

Acknowledge and Agree
By accepting the grant of the Award, the Participant acknowledges that the Participant has read this Agreement and the Plan, and the Participant specifically accepts and agrees to the provisions therein.

EXHIBIT A

2021 Non-Employee Directors’ Share Plan

[See attached.]